EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2023

Life Insurance Segment

Security National Life Insurance Company

Reppond Holding Company

First Guaranty Insurance Company

Kilpatrick Life Insurance Company

Southern Security Life Insurance Company, Inc.

Trans-Western Life Insurance Company

Security National Funding Company

New York Land Holdings, Inc.

Dry Creek Property Development, Inc.

SN Farmington LLC

434 Holdings LLC

5300 Development LLC

Ascension 5204 LLC

Ascension 433 LLC

SN Diamond LLC

Security National Real Estate Services, Inc. dba Security National Commercial Capital

Marketing Source Center, Inc. dba Security National Travel Services

SNFC Subsidiary, LLC

American Funeral Financial, LLC

FFC Acquisition Co., LLC dba Funeral Funding Center

Canadian Funeral Financial, LLC

Mortician’s Choice, LLC

C & J Financial, LLC

Beta Capital Corp.

Beneficiary Advance LLC

MFF Capital LLC

SNCH Venture LLC

SNW-HAFB LLC

SNH Investments LLC

SNMA Properties LLC

SNMA-AR LLC

SNA Venture LLC

SNA-MB LLC

SNA-SE LLC

SNA-SW LLC

SNA-MV LLC

SNA-TM LLC

SNA-TR LLC

SNA-TR2 LLC

SNA-AM LLC

SNA-DM LLC

SNA-SR LLC

SNA-WL2 LLC

Mortgage Segment

SecurityNational Mortgage Company

EverLEND Mortgage Company

SN-TLV LLC

SN Sunset LLC

Cemetery/Mortuary Segment

California Memorial Estates, Inc. dba Singing Hills Memorial Park

Holladay Memorial Park, Inc.

Cottonwood Mortuary, Inc.

Deseret Memorial, Inc.

Holladay Cottonwood Memorial Foundation

Memorial Estates, Inc.

Paradise Sunset Chapel Funeral Home, Inc.

Greer-Wilson Funeral Home, Inc.

SN Silver Creek LLC

Memorial Mortuary, Inc.

Affordable Funerals and Cremations of America, Inc.

SN Probst LLC

SN-Holbrook LLC

SN-Rivera LLC

SNR-LA LLC

SNR-Taos LLC

SNR-SF Cemetery LLC

SNR-SF Mortuary LLC

SNR-Espanola LLC

SN Mapleton LLC